UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
SCYNEXIS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY – SUBJECT TO COMPLETION
SCYNEXIS, INC.
1 Evertrust Plaza, 13th Floor
Jersey City, New Jersey, 07302
(201) 884-5485
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON      , 2022
Dear Stockholder:
We are holding a Special Meeting to bring the Charter Amendment Proposal (defined below) to another vote. Stockholders voting at our 2022 Annual Meeting of Stockholders overwhelmingly voted to approve the Charter Amendment Proposal, with support from approximately 80% of the shares voted in person or by proxy. Unfortunately, because only 57% of our outstanding shares were present and entitled to vote at the 2022 Annual Meeting of Stockholders, the Charter Amendment Proposal did not receive the requisite approval by a majority of our shares outstanding. We are now giving our stockholders another opportunity to approve the Charter Amendment Proposal and have engaged a proxy solicitor to help us obtain stronger stockholder turnout at the Special Meeting so that approval of the Charter Amendment Proposal will be achieved. We encourage all of our stockholders to vote in person or by proxy at the Special Meeting.
You are cordially invited to attend the 2022 Special Meeting of Stockholders of SCYNEXIS, Inc., a Delaware corporation. The meeting will be held on     , 2022, at 9:30 a.m., Eastern time. The special meeting will be a completely virtual meeting of stockholders. Instructions on how to participate in the special meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/SCYX2022SM. The special meeting will be held for the following purposes:
1.
To amend SCYNEXIS’s Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of common stock from 100,000,000 to 150,000,000 (the “Charter Amendment Proposal”); and

2.
To approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal (the “Adjournment Proposal”).

These items of business are more fully described in the proxy statement accompanying this Notice.
The record date for the special meeting was     , 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
You will only be able to attend the virtual special meeting by using your 16-digit control number provided on the proxy card or voter instruction form to enter the special meeting. Therefore, it is important to retain your copy of your proxy card or voter instruction form you receive to enable you to gain access to the virtual special meeting.
Whether or not you are able to attend the special meeting, it is important that your shares be represented. We have provided in the accompanying proxy statement instructions on how to vote your shares. Please vote as soon as possible.
A list of SCYNEXIS stockholders of record will be open for examination by any stockholder beginning ten days prior to the meeting at our corporate headquarters located at 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (201) 884-5485 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on     , 2022, at 9:30 a.m. at www.virtualshareholdermeeting.com/SCYX2022SM.
The proxy statement is available at www.proxyvote.com
The Board of Directors recommends that you vote FOR each of Proposals 1 and 2, in each case as identified above.

By Order of the Board of Directors

Scott Sukenick Corporate Secretary and General Counsel Jersey City, New Jersey
    , 2022

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please vote over the telephone or on the internet as instructed in these materials, or complete, date, sign and return the enclosed proxy, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote at the meeting if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you should contact that record holder for instructions on how to vote your shares.

PRELIMINARY COPY
SCYNEXIS, Inc.
1 Evertrust Plaza, 13th Floor
Jersey City, New Jersey, 07302
(201) 884-5485
PROXY STATEMENT FOR THE 2022 SPECIAL MEETING OF STOCKHOLDERS

    , 2022
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on     , 2022, at 9:30 a.m. at www.virtualshareholdermeeting.com/SCYX2022SM. The proxy statement is available at www.proxyvote.com
Meeting Agenda
Proposal No.	Proposal	Board Vote Recommendation
1
Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of common stock from 100,000,000 to 150,000,000 (the “Charter Amendment Proposal”).
For

2
To approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal (the “Adjournment Proposal”).
For
We intend to mail these proxy materials on or about     , 2022, to all stockholders of record entitled to vote at the Special Meeting.

i

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have sent you these proxy materials because our Board of Directors is soliciting your proxy to vote at the 2022 Special Meeting of Stockholders (the “Special Meeting”), including at any adjournments or postponements of the meeting. The Special Meeting will be held on     , 2022, at 9:30 a.m., Eastern time. We will be hosting the Special Meeting via live webcast on the Internet. Any stockholder can listen to and participate in the Special Meeting live via the Internet at www.virtualshareholdermeeting.com/SCYX2022SM. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to mail these proxy materials on or about     , 2022, to all stockholders of record entitled to vote at the Special Meeting.
Why are we holding the Special Meeting?
We are holding this special meeting because we submitted the Charter Amendment Proposal to stockholders at our 2022 Annual Meeting of Stockholders and our stockholders voting at that meeting overwhelmingly voted to approve the Charter Amendment Proposal by approximately 80% of the shares present at the meeting; unfortunately, because only 57% of our outstanding shares were present and entitled to vote at the 2022 Annual Meeting of Stockholders the Charter Amendment Proposal did not receive the requisite approval by a majority of our shares outstanding. We are giving our stockholders another opportunity to approve the Charter Amendment Proposal and have engaged a proxy solicitor to help us obtain stronger stockholder turnout at the Special Meeting so that our stockholders’ desire to approve the Charter Amendment Proposal will be achieved. We encourage all of our stockholders to vote in person or by proxy at the Special Meeting.
How do I attend the Special Meeting?
The Special Meeting will be held on     , at 9:30 a.m., Eastern time. Information on how to vote at the Special Meeting is discussed below. We will be hosting the Special Meeting live via the Internet. You will not be able to attend the Special Meeting in person. Any stockholder can listen to and participate in the Special Meeting live via the Internet at www.virtualshareholdermeeting.com/SCYX2022SM. The Special Meeting webcast will begin promptly at 9:30 a.m., Eastern time. We expect online check-in to begin at 9:15 a.m., Eastern time, and you should allow ample time for the check-in procedures.
A list of SCYNEXIS stockholders of record will be open for examination by any stockholder beginning ten days prior to the meeting at our corporate headquarters located at 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (201) 884-5485 or writing to him at the address above. In addition, the list will be available for inspection by stockholders on the virtual meeting website during the meeting.
What do I need in order to be able to participate in the Special Meeting?
You will need the 16-digit control number included on your proxy card or voting instruction form or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Special Meeting. Instructions on how to connect to the Special Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/SCYX2022SM. If you do not have your 16-digit control number, you will be able to access and listen to the Special Meeting but you will not be able to vote your shares or submit questions during the Special Meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
Why is the Special Meeting be held as a virtual special meeting?
Due to concerns regarding the COVID-19 pandemic and to assist in protecting the health and well-being of our stockholders and employees, the Special Meeting of stockholders of SCYNEXIS will be held virtually via the Internet. Stockholders will be able to listen and vote and submit questions regardless of location via the

Internet at www.virtualshareholdermeeting.com/SCYX2022SM by using the 16-digit control number included on your proxy card or voter instruction form and the instructions that accompanied your proxy materials. We designed the format of the Special Meeting to ensure that our stockholders who attend the Special Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
Who can vote at the Special Meeting?
Only stockholders of record at the close of business on     , 2022, will be entitled to vote at the Special Meeting. On this record date, there were      shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on     , 2022, your shares were registered directly in your name with SCYNEXIS’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on     , 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials are being sent to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account, as provided in your voting instruction form. You are also invited to attend the Special Meeting. Many stockholders of record will provide you with a 16-digit control number via email or in your voting instruction form in order to attend and vote your shares at the Special Meeting. If you wish to vote your shares at the Special Meeting, please contact your broker, bank or other agent for instructions on how to vote your shares.
What am I voting on?
There are two matters scheduled for a vote:
•
Approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of common stock from 100,000,000 to 150,000,000 (the “Charter Amendment Proposal”); and

•
To approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal (the “Adjournment Proposal”).

What if another matter is properly brought before the Special Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the proxy card to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” or “Against” or abstain from voting on each proposal. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote your shares at the Special Meeting. If you do not wish to vote your shares at the Special Meeting or you will not be attending the Special Meeting, you may vote by proxy, by telephone or over the internet. To vote by proxy on the internet, go to www.proxyvote.com to complete an electronic proxy card. To vote by proxy by telephone, dial 1-800-690-6903, the toll-free number shown on the proxy card, and follow the recorded instructions. Alternatively, you may complete, sign and return the proxy card using the enclosed envelope provided with the proxy card. If you vote by proxy over the phone or the internet, you will be asked to provide the control number from the proxy card. If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on     , 2022, to be counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or other Agent
If you are a beneficial owner of shares held in street name, you should have received a voting instruction form from the broker, bank or other nominee that is the record owner of your shares rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, if your broker provides telephone or internet voting, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the Special Meeting, follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization for instructions on how to vote your shares. If you wish to vote your shares at the Special Meeting, please contact your broker, bank or other agent for instructions on how to vote your shares.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of     , 2022.
What happens if I do not vote?
Stockholder of Record; Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, over the internet or in person at the Special Meeting, your shares will not be voted.
Beneficial Owner; Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. We have not been advised as to whether the NYSE will deem the Charter Amendment Proposal or the Adjournment Proposal as “routine” or “non-routine”; however, we believe that the NYSE will deem these proposals as “routine” matters. Since we have not been advised as to how the NYSE will designate these provisions, we recommend that stockholders cast their votes by proxy to ensure that their shares are voted in the manner they wish.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” the approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares, and “For” the Adjournment Proposal.
If any other matter is properly presented at the Special Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment, if permitted under SEC rules.
Who is paying for this proxy solicitation?
The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of our common stock, will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone. We have hired Morrow Sodali LLC, 333 Ludlow Street, 5 Floor, South Tower, Stamford, CT 06902, to aid in the solicitation of proxies for a fee of $7,500, plus reasonable out-of-pocket expenses.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote or revoke my proxy after submitting my proxy?
Stockholder of Record; Shares Registered in Your Name
Yes. You can change your vote or revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may change your vote or revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may vote again by telephone or over the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey 07302.
•	You may attend the Special Meeting and vote at the Special Meeting. Simply attending the Special Meeting will not, by itself, revoke your proxy.
Your most current proxy card or internet proxy is the one that is counted.
Beneficial Owner; Shares Registered in the Name of a Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 13, 2023, to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302; provided, however, that if our 2023 annual meeting of stockholders is held before May 17 2023, or after July 16, 2023, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2023 annual meeting of stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director pursuant to our Bylaws, you must provide specified information in writing to our Corporate Secretary at the address above by not later than March 18, 2023, nor earlier than the close of business on February 16, 2023, except that if our 2023 annual meeting of stockholders is held before May 17, 2023, or after July 16, 2023, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations. These requirements are in addition to the requirement under SEC Rule 14a-19 to provide notice of an intent to submit proxies in support of director nominees other than our Board’s nominees no later than April 17, 2023 (or, if we hold our 2023 annual meeting of stockholders earlier than May 17, 2023, or later than July 16, 2023, then the later of 60 calendar days prior to the date of our 2023 annual meeting of stockholders the 10th calendar day following the day on which we first make a public announcement of the date of the 2023 annual meeting of stockholders).

How are votes counted?
Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count votes “For,” “Against,” abstentions and, if applicable, broker non-votes. The effect of abstentions and broker non-votes, if any, on whether a proposal is approved is set forth under “How many votes are needed to approve each proposal?” below.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Charter Amendment Proposal	“For” votes from the holders of a majority of shares outstanding	Against	Against

2	Adjournment Proposal	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in person at the Special Meeting or represented by proxy. On the record date, there were        shares outstanding and entitled to vote. Thus the holders of        shares must attend or represented by proxy at the Special Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Special Meeting or the holders of a majority of the shares present in person at the Special Meeting or represented by proxy may adjourn the Special Meeting to another date.
How can I find out the results of the voting at the Special Meeting?
We expect to announce the preliminary voting results at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement is available at www.proxyvote.com.

PROPOSAL 1
CHARTER AMENDMENT PROPOSAL
Our Board of Directors has adopted resolutions approving and submitting to a vote of the stockholders an amendment to Article IV of our Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.
Our Board of Directors believes that the availability of additional authorized shares of common stock will provide us with the flexibility in the future to issue shares of our common stock (i) for general corporate purposes, including raising additional capital and settling outstanding obligations, (ii) in connection with present and future employee benefit programs and (iii) in connection with expanding our business through acquisitions of companies or assets. We have no plans, arrangements or understandings, whether written or oral, to issue any of the common stock that will be newly available following the approval of this proposal by our stockholders.
Our Board of Directors will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before the issuance of the additional shares of our common stock authorized under our Amended and Restated Certificate of Incorporation, as amended, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of any stock market or exchange on which our common stock may then be listed.
Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of April 27, 2022, there were 32,579,491 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, as of April 27, 2022, 45,379,650 shares of common stock were issuable upon the exercise of outstanding options and warrants and 1,138,200 shares of common stock were reserved for issuance in connection with the conversion of outstanding promissory notes.
The additional common stock proposed to be authorized pursuant to the amendment would have rights identical to the currently outstanding shares of our common stock. Approval of this Proposal 1 would not affect the rights of the holders of currently outstanding shares of our common stock, except for effects incidental to increasing the number of shares of our common stock outstanding if such additional authorized shares are issued, such as dilution of any earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the approval of this Proposal 1 could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our Charter, applicable law, regulatory agencies or the rules of Nasdaq. Under our Charter, stockholders do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right thereunder to purchase any new issue of common stock in order to maintain their proportionate ownership interests in SCYNEXIS. The proposed amendment to increase the authorized number of shares of common stock does not change the number of shares of preferred stock that the company is authorized to issue.
The Board reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the increase in the authorized shares of common stock if the Board determines that such increase is no longer in the best interests of the company and our stockholders.
If approved, the amendment would amend and restate paragraph A of Article IV of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:
“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 155,000,000 shares. 150,000,000 shares shall be Common Stock, each having a par value of $0.001. 5,000,000 shares shall be Preferred Stock, each having a par value of $0.001.”
The approval of this Proposal 1 could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the company by providing the company the capability to engage in actions that would be dilutive to a potential acquirer, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the company. The additional shares of common stock that would become available for issuance if this Proposal 1 is adopted could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 1 to approve the amendment has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), and the Board does not intend or view the proposed increase in the number of authorized shares of our common stock as an anti-takeover measure, stockholders should nevertheless be aware that approval of this Proposal 1 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.
Required Vote
The affirmative vote of the holders of a majority of the shares of the common stock outstanding on the record date will be required to approve this Proposal 1. As a result, abstentions and broker non-votes will have the same effect as “Against” votes.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

PROPOSAL 2

ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will allow our Board of Directors to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by our stockholders, our Board of Directors may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal.
Required Vote
The affirmative vote of the holders of a majority of the shares of the common stock on the record date present at the Special Meeting and entitled to vote will be required to approve this Proposal 2. As a result, abstentions will have the same effect as “Against” votes; broker non-votes will have no effect.
THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of July 31, 2022, by the following:
•	each of our directors and named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.
The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC and other information available to us. Applicable percentages are based on 32,652,778 shares outstanding on July 31, 2022 adjusted as required by rules promulgated by the SEC.
Name of Beneficial Owner	Number of Shares That Can be Acquired w/in 60 Days of July 31, 2022(1)	Number of Shares Beneficially Owned	Percentage Total
5% Stockholders:
Caxton Corporation(2)	452,975	2,176,922	6.58%
Federated Hermes, Inc.(3)	2,107,769	6,948,433	19.99%
Avidity Partners Management LP(4)	3,019,518	3,563,562	9.99%
AIGH Capital Management, LLC(5)	—	2,238,136	6.85%

Named Executive Officers and Directors:
Marco Taglietti, M.D.	451,090	723,158	2.18%
David Angulo, M.D.	136,918	211,999	*
Christine Coyne	52,603	110,803	*
Armando Anido	29,500	44,500	*
Steven C. Gilman, Ph.D.	31,661	45,661	*
Ann F. Hanham, Ph.D.	30,129	43,751	*
David Hastings	28,279	41,462	*
Guy Macdonald	47,571	69,571	*
Philippe Tinmouth	25,916	43,916	*
All executive officers and directors as a group (11 persons)(6)	907,577	1,462,230	4.36%
*	Less than 1% of the outstanding shares of common stock.
(1)	Reflects shares that may be acquired within 60 days of July 31, 2022, pursuant to the exercise of stock options or warrants.
(2)
The amount reported as beneficially owned in the table is based solely on a Schedule 13G/A filed with the SEC on February 14, 2022, reporting beneficial ownership as of December 31, 2021, a Schedule 13F-HR filed with the SEC on May 16, 2022, reporting holdings as of March 31, 2022, and this number may have changed subsequent to March 31, 2022. The amount in the table that may be acquired within 60 days of July 31, 2022 is based solely on information regarding warrants held by the entity that is known to us, and the actual amount may be different as the Schedule 13G/A does not delineate between shares held and shares that may be acquired within 60 days. The percentage of shares held assumes that the shares that may be acquired within 60 days is correct and is included in the total number of shares beneficially owned; accordingly, such percentage may actually be significantly higher. Each of Caxton Corporation, CDK Associates, L.L.C., and Bruce S. Kovner have shared voting and dispositive power with respect to these shares. The principal business address for these entities is 731 Alexander Road, Building 2, Suite 500, Princeton, New Jersey 08540.

(3)
The amount reported as beneficially owned in the table is based solely on a Schedule 13G/A filed with the SEC on February 14, 2022, reporting beneficial ownership as of December 31, 2021, a Schedule 13F-HR filed with the SEC on May 13, 2022, reporting holdings as of March 31, 2022, and this number may have changed subsequent to March 31, 2022. The amount in the table that may be acquired within 60 days of July 31, 2022 is unknown to us as the Schedule 13G/A does not delineate between shares held and shares that may be acquired within 60 days of July 31, 2022; however, Federated Hermes, Inc. (“Federated”) holds warrants sufficient to enable it to purchase shares that will result in its ownership increasing up to 19.99% of our common stock and, accordingly, we are reporting the percentage beneficial ownership as such amount. All of the outstanding voting stock of Federated is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). Each of Federated and the Trust have sole voting and investment power over the shares reflected in the table, and each of the Trustees have shared voting and investment power over the shares reflected in the table. Federated, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the shares reflected in the table. The principal business address for Federated, the Trust and the Trustees is 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.
(4)
The amount reported as beneficially owned in the table is based solely on a Schedule 13G/A filed with the SEC on February 14, 2022, reporting beneficial ownership as of December 31, 2021, a Schedule 13F-HR filed with the SEC on May 16, 2022, reporting holdings as of March 31, 2022, and this number may have changed subsequent to March 31, 2022. The amount in the table that may be acquired within 60 days of July 31, 2022 is based solely on information regarding warrants held by the entity that is known to us, and the actual amount may be different as the Schedule 13G/A does not delineate between shares held and shares that may be acquired within 60 days. The percentage of shares held assumes that the shares that may be acquired within 60 days is correct and is included in the total number of shares beneficially owned; accordingly, such percentage may actually be significantly higher. Each of Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC, David Witzke and Michael Gregory have shared voting and investment power over these shares, and Avidity Master Fund LP has shared voting and investment power over 2,001,052 of these shares. The principal business address for these entities is 2828 N Harwood Street, Suite 1220, Dallas, Texas 75201.

(5)
Based on a Schedule 13G/A filed with the SEC on February 11, 2022, reporting beneficial ownership as of December 31, 2021, and a Schedule 13F-HR filed with the SEC on May 12, 2022, reporting holdings as of March 31, 2022, each of AIGH Capital Management, LLC and Orin Hirschman have sole voting and investment power over these shares, and AIGH Investment Partners, L.L.C. (“AIGH LLC”) holds directly a portion of these shares. The principal office and business address of AIGH Investment Partners, L.P., AIGH Investment Partners LLC, and Mr. Hirschman is: 6006 Berkeley Avenue, Baltimore, MD 21209.

(6)
Consists of shares held by each executive officer (including two executive officers who are not named executive officers) and directors as of July 31, 2022, including the shares described in footnote (1) above.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials and Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or set of meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, allows us to save money by reducing the number of documents we must print and mail and helps protect the environment as well.
Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).
If you are a registered stockholder and have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Notice of Internet Availability of Proxy Materials or set of meeting materials, as applicable, for all registered stockholders residing at the same address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding,” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a Notice of Internet Availability of Proxy Materials or set of meeting materials, as applicable, please notify your broker or direct your written request to our Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302, or contact Scott Sukenick, General Counsel, at (201) 884-5485. A separate copy of a Notice of Internet Availability of Proxy Materials or set of meeting materials will then promptly be delivered to you. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or set of meeting materials, as applicable, at their address and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, to the extent permitted by SEC rules, on such matters in accordance with their best judgment.
By Order of the Board of Directors

Scott Sukenick
Corporate Secretary and General Counsel
     , 2022
A copy of SCYNEXIS’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021, is available on our website, www.scynexis.com. A printed copy is also available without charge upon written request to: Corporate Secretary at SCYNEXIS, Inc., 1 Evertrust Plaza, 13th Floor, Jersey City, New Jersey, 07302.

PRELIMINARY COPY – SUBJECT TO COMPLETION

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on _________, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SCYX2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on _________, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D90023-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCYNEXIS, INC.

NOTE: To conduct any other business properly brought before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D90024-TBD

SCYNEXIS, INC.
Special Meeting of Shareholders
__________, 2022 9:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Marco Taglietti and Scott Sukenick, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SCYNEXIS, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 9:30 AM, EDT on __________, 2022, at the www.virtualshareholdermeeting.com/SCYX2022SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side